UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2023

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SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 21, 2023, Semler Scientific, Inc. issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2023, Douglas Murphy-Chutorian notified Semler that he intended to resign as chief executive officer in the near term but that he will remain an employee for a period of time to assist with the transition. In connection with his resignation, Semler anticipates that it will enter into a separation agreement to provide for certain severance and other termination benefits in recognition of his years of service and contributions to Semler.

In light of Dr. Murphy-Chutorian’s notification, on March 21, 2023, Semler’s board of directors appointed Wayne T. Pan, M.D., Ph.D., and current member of the board, as Semler’s chief executive officer and president, effective April 3, 2023.

Wayne T. Pan, M.D., Ph.D., age [59], has served as a member of our board of directors since May 2014 and was appointed as chief executive officer in March 2023. Dr. Pan has over 20 years of broad healthcare industry experience from clinical medicine, to managed care, health information technology and biotechnology. Prior to his appointment as chief executive officer, from May 2022 through March 2023, Dr. Pan served as medical director at Banner Health, Insurance Division, responsible for all of Banner’s Medicare Programs, including HMO, PPO and D-SNP. Prior to Banner, from June 2021 to May 2022, he was co-founder and chief medical officer of Salusive, Inc., a technology-enabled healthcare services company, based in Emeryville, CA, providing chronic care management and remote patient monitoring services to help physicians manage older adults with chronic conditions, leveraging a proprietary NLP/AI platform that enhances the effectiveness of clinical coaches in real-time as they connect with their patients. From May 2018 to June 2021, he was employed by BioMarin Pharmaceutical Inc., a biotechnology company based in Novato, CA, initially as a medical director in Global Medical Affairs, functioning as the Global Medical Lead for products in development and marketed products treating the mucopolysaccharidoses (MPS) diseases, Morquio A (MPS IVA), Maroteaux-Lamy (MPS VI) and Sanfilippo B (MPS IIIB) syndromes. In January 2021 he moved to the Product Portfolio Development organization as a director, core team leader supporting the PKU gene therapy program. He is also a part-time medical director at San Francisco Health Plan, since May 2014, responsible for utilization management, appeals and grievances and quality improvement programs. From April 2016 to February 2018, he was a medical director in Quality of Care and Health Economics and Outcomes Research, US Medical Affairs at Genentech, Inc., a biotechnology company based in South San Francisco. Earlier in his career, Dr. Pan was a practicing fellowship-trained orthopaedic hand surgeon, a CMO at several regional Medicaid/Medicare Advantage health plans, and CMO of medical groups in the San Francisco Bay Area. Dr. Pan holds an M.B.A. from The Wharton School, University of Pennsylvania and an M.D. and Ph.D. from the Mt. Sinai School of Medicine, and a B.S. in Biology from Johns Hopkins University.

In connection with his expected appointment as president and chief executive officer, Semler and Dr. Pan expect to enter into an employment agreement providing for compensation and benefits consistent with his new role, which Semler will disclose once finalized. As a current director, Dr. Pan is party to Semler’s standard form indemnification agreement. There are no family relationships between Dr. Pan and any member of Semler’s board of directors or executive officers.

Item 9.01. Financial Statements and Exhibits.

The information contained in this Item 9.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Semler Scientific, Inc., dated March 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: March 21, 2023	By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian
Title: Chief Executive Officer